Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Andrew Graham
Corporate Counsel
agraham@trinsic.com
(813) 233-4567
TRINSIC ANNOUNCES FOURTH QUARTER FINANCIAL RESULTS
TAMPA, (March 31, 2006) — Trinsic, Inc. (OTCBB: TRIN), a provider of enhanced circuit-switched and IP (Internet protocol) telephony services, today announced its financial results for the fourth-quarter and full-year 2005. Revenues for 2005 were $189.2 million compared with $251.5 million for 2004. Net loss for 2005 was $14.4 million compared with a net loss of $33.6 million for 2004. Net loss attributable to common stockholders for 2005 was $14.4 million, or $1.69 per share, compared with $106.5 million, or $91.23 per share. EBITDA (earnings before interest, taxes, depreciation and amortization) for 2005 was negative $2.5 million compared with a negative $10.5 million for 2004. A full reconciliation of EBITDA to net loss is set forth in the financial tables below.
For the three-month period ended December 31, 2005, the company reported revenue of $37.2 million compared with $58.3 million for the fourth quarter of 2004, and a net loss of $7.1 million compared with a net loss of $1.8 million for the prior year period. Net loss attributable to common stockholders was $7.1 million, or $0.40 per share, for the fourth quarter versus $61.3 million, or $25.11 per share, for the same quarter in 2004. The company reported EBITDA of negative $3.7 million for the latest quarter, compared with $3.2 million for the fourth quarter of 2004.
Trey Davis, Trinsic’s Chief Executive Officer, remarked, “As our fourth quarter results indicate, Trinsic continues to operate within a relatively difficult and highly competitive telecom market as seen by several significant transactions in the first quarter. In February, we purchased approximately 116,000 access lines from Sprint and further streamlined our operations by eliminating over $7 million in annualized costs. We also signed an agreement that would allow us to monetize approximately 43,000 access lines in one of our least profitable ILEC service territories.”
Consistent with Securities and Exchange and Commission’s Regulation G, the following table provides a reconciliation of Trinsic’s EBITDA for the three and twelve month periods ended December 31, 2005 and 2004 to the Generally Accepted Accounting Principles (GAAP) measure of net income. EBITDA is not a measure under GAAP, is not meant to be a replacement for GAAP and should not be considered as an alternative to net income as a measure of performance or to cash flows as a measure of liquidity. We have included EBITDA data to assist in understanding our operating results. EBITDA is a measure commonly used in the telecommunications industry, and many securities analysts use EBITDA as a way of evaluating our financial performance.
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TRIN Reports Fourth Quarter Results

March 31, 2006

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net Loss	$(7,062)	$(1,778)	$(14,427)	$(33,613)
Interest and other income	(751)	(760)	(8,851)	(2,753)
Interest and other expense	2,123	1,382	9,263	6,111
Depreciation and amortization	1,976	4,312	11,508	19,764

EBITDA	$(3,714)	$3,156	$(2,507)	$(10,491)
This press release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” and “projects” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties, including the risk that we may continue to be EBITDA negative and anticipated increased revenue and average per line margins from the Sprint Nextel acquisition may not materialize. Some of these risks and uncertainties are identified in Trinsic’s periodic filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on Trinsic’s business, financial condition, and results of operations. Trinsic assumes no obligation to update these forward-looking statements.
About Trinsic
Trinsic offers consumers and businesses advanced traditional and IP telephony services. All Trinsic products include proprietary services, such as Web-accessible, voice-activated calling and messaging features that are designed to meet customers’ communications needs intelligently and intuitively. Trinsic is a member of the Cisco Powered Network Program and makes its services available on a wholesale basis to other communications and utility companies, including Sprint. Trinsic changed its name from Z-Tel Technologies, Inc. on January 3, 2005. For more information about Trinsic and its innovative services, please visit www.trinsic.com.
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TRIN Reports Fourth Quarter Results

March 31, 2006
Trinsic, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues	$37,247	$58,301	$189,205	$251,477

Operating expenses:
Network operations, exclusive of depreciation and amortization shown below	22,403	28,030	103,099	123,723
Sales and marketing	1,963	6,291	13,471	21,094
General and administrative	16,595	20,053	74,691	112,350
Restructuring charge	—	771	451	4,801
Depreciation and amortization	1,976	4,312	11,508	19,764

Total operating expenses	42,937	59,457	203,220	281,732

Operating loss	(5,690)	(1,156)	(14,015)	(30,255)

Non-operating income (expense):
Interest and other income	751	760	8,851	2,753
Interest and other expense	(2,123)	(1,382)	(9,263)	(6,111)

Total non-operating expense	(1,372)	(622)	(412)	(3,358)

Net loss	(7,062)	(1,778)	(14,427)	(33,613)

Less mandatorily redeemable convertible preferred stock dividends and accretion	—	(2,137)	—	(15,326)
Less deemed dividend related to beneficial conversion feature	—	(57,401)	—	(57,584)

Net loss attributable to common stockholders	$(7,062)	$(61,316)	$(14,427)	$(106,523)

Weighted average common shares outstanding	17,518,573	2,441,636	8,524,846	1,167,678

Basic and diluted net loss per share	$(0.40)	$(25.11)	$(1.69)	$(91.23)

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TRIN Reports Fourth Quarter Results

March 31, 2006
Trinsic, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$79	$1,363
Accounts receivable, net of allowance for doubtful accounts of $19,812 and $10,967	13,713	27,242
Prepaid expenses and other current assets	4,713	836

Total current assets	18,505	29,441

Property and equipment, net	19,931	27,829
Intangible assets, net	—	457
Other assets	2,884	3,609

Total assets	$41,320	$61,336

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$40,248	$55,605
Deferred revenue	6,013	6,264
Current portion of long-term debt and capital lease obligations	2,418	7,536
Asset based loan	—	12,934

Total current liabilities	48,679	82,339

Long-term deferred revenue	—	46
Long-term debt and capital lease obligations	1,025	33

Total liabilities	49,704	82,418

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.01 par value; 150,000,000 shares authorized; 17,756,944 and 5,525,361 shares issued; 17,518,573 and 5,518,530 outstanding	175	55
Notes receivable from stockholders	—	(3,685)
Unearned stock compensation	(360)	(466)
Additional paid-in capital	416,127	392,916
Accumulated deficit	(424,321)	(409,894)
Treasury stock, 238,371 and 6,831 shares at cost	(5)	(8)

Total stockholders’ deficit	(8,384)	(21,082)

Total liabilities and stockholders’ deficit	$41,320	$61,336

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TRIN Reports Fourth Quarter Results

March 31, 2006
Trinsic, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(14,427)	$(33,613)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,508	19,764
Provision for bad debts	15,620	6,199
Impairment on notes receivable	2,563	—
Gain on disposal of equipment	—	—
Expense charged for granting of stock options	228	564
Change in operating assets and liabilities:
Increase in accounts receivable	(1,872)	(12,776)
(Increase) decrease in prepaid expenses	(3,877)	3,040
Decrease in other assets	725	185
Increase (decrease) in accounts payable and accrued liabilities	(12,046)	945
Decrease in deferred revenue	(297)	(1,124)

Total adjustments	12,552	16,797

Net cash provided by (used in) operating activities	(1,875)	(16,816)

Cash flows from investing activities:
Purchases of property and equipment	(3,526)	(9,509)
Principal repayments received on notes receivable	—	26

Net cash used in investing activities	(3,526)	(9,483)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(676)	(4,462)
Payment of preferred stock dividends	—	(3)
Principal repayments received on notes receivable issued for stock	250	191
Proceeds from issuance of preferred stock	2,500	—
Proceeds from (repayment of) asset based loan	(12,934)	12,934
Proceeds from stand by credit facility	14,977	6,500
Proceeds from exercise of stock options and warrants	—	489

Net cash provided by (used in) financing activities	4,117	15,649

Net decrease in cash and cash equivalents	(1,284)	(10,650)
Cash and cash equivalents, beginning of period	1,363	12,013

Cash and cash equivalents, end of period	$79	$1,363

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